UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NOVAGOLD RESOURCES INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 720, 789 West Pender Street
Vancouver, British Columbia
Canada V6C 1H2
(604) 669-6227
Address of Principal Executive Offices

2004 Stock Award Plan (as amended)
2009 Performance Share Unit Plan (as amended) 2009 Non-Executive Director Deferred Share Unit Plan (as amended)
(Full titles of the plans)

DL Services, Inc.
701 Fifth Avenue, Suite 6100
Seattle, Washington 98104
(Name and address of agent for service)
(206) 903-8800
(Telephone number, including area code, of agent for service)

With a copy to
Kimberley R. Anderson
Dorsey & Whitney LLP
701 Fifth Avenue, Suite 6100
Seattle, WA 98104
(206) 903-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [x]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company[ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value(3)	9,738,044	US$3.96	US$38,562,654.24	US$4,966.87

Common Shares, no par value(4)	8,396,611	US$3.96	US$33,250,579.56	US$4,282.67

Common Shares, no par value(5)	3,084,895	US$3.96	US$12,216,184.20	US$1,573.44

Total	21,219,550			US$10,822.99

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the plans.  In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2)
The proposed maximum offering price per share and the registration fee were calculated in accordance with Rules 457(c) and 457(h) based on the average high and low prices for the Registrant’s common shares on July 23, 2014, as quoted on NYSE MKT LLC, which was US$3.96 per share.

(3)	Common Shares, without par value, issuable pursuant to the Registrant’s 2004 Stock Award Plan (the “Plan”), as amended.

(4)	Common Shares, without par value, issuable pursuant to the Registrant’s 2009 Performance Share Unit Plan (the “PSU Plan”), as amended.

(5)	Common Shares, without par value, issuable pursuant to the Registrant’s 2009 Non-Executive Director Deferred Share Unit Plan (the “DSU Plan”), as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed by NOVAGOLD Resources Inc. (the “Registrant”) for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Post-Effective Amendments to the Registration Statement on Form S-8 (File Nos. 333-171630, 333-164083, 333-136493, 333-134871, 333-117370) filed by the Registrant on June 21, 2013, the Registration Statement on Form S-8 (File No. 333-171630) filed by the Registrant on January 10, 2011, the Registration Statement on Form S-8 (File No. 333-164083) filed by the Registrant on December 30, 2009, the Registration Statement on Form S-8 (File No. 333-136493) filed by the Registrant on August 10, 2006, the Registration Statement on Form S-8 (File No. 333-134871) filed by the Registrant on June 8, 2006 and the Registration Statement on Form S-8 (File No. 333-117370) filed by the Registrant on July 13, 2004, each as amended.

This Registration Statement is being filed to register an additional 9,738,044 shares of the Registrant’s common stock under the Plan, an additional 8,396,611 shares of the Registrant’s common stock under the PSU Plan, and an additional 3,084,895 shares of the Registrant’s common stock under the DSU Plan.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	2004 Stock Award Plan (as amended) (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement as filed on April 11, 2014)

4.2	2009 Performance Share Unit Plan (as amended) (incorporated by reference to Appendix C of the Registrant’s Definitive Proxy Statement as filed on April 11, 2014)

4.3	2009 Non-Executive Director Deferred Share Unit Plan (as amended) (incorporated by reference to Appendix E of the Registrant’s Definitive Proxy Statement as filed on April 11, 2014)

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in signature page)

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on this 25th day of July, 2014.

NOVAGOLD RESOURCES INC.

By: /s/ Gregory A. Lang
Name: Gregory A. Lang
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory A. Lang and David L. Deisley, or either of them as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any related Registration Statements necessary to register additional securities and to file the same with exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Lang		July 25, 2014
Gregory A. Lang	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David A. Ottewell
David A. Ottewell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 25, 2014

Dr. Thomas S. Kaplan	Chairman of the Board of Directors

Sharon Dowdall	Director

/s/ Marc Faber
Marc Faber	Director	July 25, 2014

/s/ Gillyeard J. Leathley
Gillyeard J. Leathley	Director	July 25, 2014

/s/ Igor Levental
Igor Levental	Director	July 25, 2014

/s/ Kalidas V. Madhavpeddi
Kalidas V. Madhavpeddi	Director	July 25, 2014

/s/ Gerald J. McConnell
Gerald J. McConnell	Director	July 25, 2014

Director
Clynton R. Nauman

/s/ Rick Van Nieuwenhuyse
Rick Van Nieuwenhuyse	Director	July 25, 2014

/s/ Anthony P. Walsh
Anthony P. Walsh	Director	July 25, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	2004 Stock Award Plan (as amended) (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement as filed on April 11, 2014)

4.2	2009 Performance Share Unit Plan (as amended) (incorporated by reference to Appendix C of the Registrant’s Definitive Proxy Statement as filed on April 11, 2014)

4.3	2009 Non-Executive Director Deferred Share Unit Plan (as amended) (incorporated by reference to Appendix E of the Registrant’s Definitive Proxy Statement as filed on April 11, 2014)

5.1	Opinion of Blake, Cassels & Graydon LLP

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included in signature page)